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                               LEONARD GAL, P.GEO
                              Consulting Geologist
                             115 - 5204 51st Street
                        Yellowknife, Northwest Territories
                                 Canada  X1A 1T1


MERRITT VENTURES CORP.
Blaine, Washington
U.S.A.


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated April 20, 2001, entitled "Geological Summary Report on the Zumar Property" in the Form SB-2 Registration Statement to be filed by Merritt Ventures Corp. with the United States Securities and Exchange Commission.




Dated the  15  day of April, 2002
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/s/ Leonard Gal
--------------------------------
Leonard Gal, P.Geo
Consulting Geologist